UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2018
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LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33072	20-3562868

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11951 Freedom Drive, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
 (Former names or former addresses if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01     Entry into a Material Definitive Agreement.
On November 19, 2018, Leidos Innovations Corporation, as initial borrower, Leidos, Inc., as successor borrower, and Leidos Holdings, Inc. entered into the Fifth Amendment (the “Amendment”) to the Credit Agreement, dated August 16, 2016, with Citibank, N.A., as administrative agent and the other lending institutions and parties party thereto. The purpose of the Amendment was to evidence the assignment by Leidos Innovations Corporation, and the assumption by Leidos, Inc., of all of the rights and obligations of Leidos Innovations Corporation under the Credit Agreement. Leidos Innovations Corporation and Leidos, Inc. are each a wholly-owned subsidiary of Leidos Holdings, Inc. The Amendment was effected in anticipation of an internal corporate reorganization pursuant to which Leidos Innovations Corporation is expected to be merged with and into Leidos, Inc. Except for modifications to the Credit Agreement to reflect the above-referenced internal assignment and assumption, there were no material modifications to the terms and conditions of the Credit Agreement, as previously amended.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1
Fifth Amendment, dated November 19, 2018, to the Credit Agreement dated as of August 16, 2016, by and among Leidos Innovations (f/k/a Abacus Innovations Corporation), as borrower, Leidos Holdings, Inc., Citibank, N.A., as administrative agent and the other lending institutions party to the amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.
Dated: November 20, 2018	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Deputy General Counsel